Exhibit 99.1

Contact:	Linda Bain (linda.bain@hilton.com)	Atish Shah (atish_shah@hilton.com)
	SVP – Global Communications	Vice President – Investor Relations
	Hilton Hotels Corporation	Hilton Hotels Corporation
	(310) 205-4030 phone	310-205-8664 phone
(310) 435-3285 cell

HILTON REPORTS STRONG SECOND QUARTER 2007 RESULTS

Beverly Hills, Calif., July 31, 2007 — Hilton Hotels Corporation (NYSE:HLT) today reported financial results for the second quarter and six months ended June 30, 2007.  Second quarter highlights compared to the second quarter of 2006 are as follows:

•                                          Fees up 16% to $201 million on strong RevPAR and unit growth.

•                                          Comparable system-wide RevPAR increased 8.9%, driven by strong rate increases and high demand in most major markets.  North America comparable owned RevPAR increased 9.8%.

Hilton reported second quarter 2007 net income of $165 million compared with $144 million in the 2006 quarter.  Diluted net income per share was $.40 in the 2007 second quarter, versus $.35 in the 2006 quarter.  Excluding non-recurring items in both periods, diluted EPS totaled $.38 per share in the 2007 quarter, a 19 percent increase from $.32 per share in the 2006 quarter.

Non-recurring items combined to benefit the 2007 quarter by $.02 per share as follows:

•                                          $47 million pre-tax gain related to the Scandic sale (included in discontinued operations, net of tax);

•                                          $24 million pre-tax other loss;  primarily related to currency contracts used to protect the U.S. dollar value of the Scandic sale proceeds;

•                                          $6 million pre-tax loss on foreign currency transactions;

•                                          $4 million pre-tax loss related to impairment of a joint venture investment.

The 2006 second quarter benefited from non-recurring items totaling $.03 per share.

- more -

Net income from the Scandic hotel system, the sale of which was announced on March 2, 2007 and completed on April 26, 2007, is reflected as discontinued operations.

The company reported second quarter 2007 total operating income of $345 million (a 1 percent decrease from the 2006 quarter), on total revenue of $2.085 billion (a 4 percent increase from $2.005 billion in the 2006 quarter).  Total company earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) were $468 million, a decrease of 4 percent from $489 million in the 2006 quarter.  Revenue, operating income and Adjusted EBITDA growth in the quarter were impacted by asset sales completed within the last twelve months.

System-wide RevPAR; Management/Franchise Fees

All of the company’s brands reported significant system-wide revenue-per-available-room (RevPAR) increases, with particularly strong gains in average daily rate (ADR).  On a system-wide basis (including owned, leased, managed and franchised properties) second quarter comparable RevPAR increased 8.9 percent compared to the 2006 period.  The company’s brands showed second quarter RevPAR gains as follows: Conrad, 15.7 percent; Hilton, 10.4 percent; Doubletree, 8.6 percent; Hilton Garden Inn, 8.0 percent; Hampton Inn, 7.6 percent; Homewood Suites by Hilton, 7.4 percent; and Embassy Suites, 6.3 percent.

Management and franchise fees increased 16 percent in the second quarter to $201 million, benefiting from RevPAR gains and the addition of new units.

Owned Hotel Results

Continued strong demand trends resulted in high single digit or double digit ADR increases at many of the company’s gateway hotels around the world.  Business transient, group and leisure segments all showed solid ADR gains.

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Across all brands, revenue from the company’s owned hotels (majority owned and controlled hotels) was $636 million in the second quarter 2007, a 6 percent decrease from $678 million in the 2006 quarter.  Total owned hotel expenses declined 8 percent in the quarter to $435 million.  The decreases reflect the sale of owned assets over the last year.

Comparable North America (N.A.) owned revenue and expenses increased 8.5 percent and 4.3 percent, respectively.

RevPAR from comparable N.A. owned hotels increased 9.8 percent.  Comparable owned N.A. hotel occupancy increased 2.0 points to 82.0 percent, while ADR increased 7.1 percent to $211.29.  Particularly strong RevPAR growth was reported at the company’s owned hotels in New York and San Francisco, while the Hawaii market was soft during the quarter.  Comparable N.A. owned hotel margins in the second quarter increased 270 basis points to 32.9 percent.

Comparatively lower renovation disruption activity at the Hilton New York, the Waldorf=Astoria, and the Hilton Hawaiian Village in the 2007 second quarter benefited comparable N.A. owned hotel RevPAR and margin growth.

Comparable international owned revenue and expenses increased 9.3 percent and 7.7 percent, respectively.  RevPAR from international comparable owned hotels increased 9.4 percent.  Occupancy decreased 1.3 points to 73.0 percent, while ADR increased 11.3 percent to $162.35.  Particularly strong results were reported in Barcelona, Zurich, Sydney and Sao Paulo.  Adjusting for the impact of foreign exchange, RevPAR from international comparable owned hotels increased 3.2 percent.  Comparable international owned margins improved 110 basis points to 26.8 percent.

On a worldwide basis, comparable owned RevPAR increased 9.7 percent, with margins improving 230 basis points to 31.3 percent.  Excluding the impact of foreign exchange, worldwide comparable owned RevPAR increased 8.2 percent.

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Leased Hotels

Revenue from leased hotels was $530 million in the second quarter 2007 compared to $476 million in the 2006 quarter, while leased expenses (including rents) were $459 million in the current quarter versus $415 million last year.  The EBITDAR-to-rent coverage ratio was 1.6 times in the quarter.  Leased results exclude hotels that have been classified as discontinued operations in connection with the Scandic sale.

Comparable leased revenue increased 12.0 percent, leased expenses increased 10.7 percent and margins increased 100 basis points to 13.6 percent.  RevPAR from comparable leased properties increased 14.6 percent.  Adjusting for the impact of foreign exchange, RevPAR from comparable leased hotels increased 9.3 percent, reflective of business strength in the U.K. (primarily London) and continental Europe.

Hilton Grand Vacations

Hilton Grand Vacations Company (HGVC), the company’s vacation ownership business, reported a 21 percent decline in profitability in the second quarter, due to percentage-of-completion accounting associated with new projects.  Revenue and expenses associated with projects in development are deferred to correspond with the pace of construction.  Unit sales declined 9 percent, however average unit sales prices increased 35 percent over last year, with the increase driven by new projects in Hawaii.

HGVC had second quarter revenue of $159 million, an 8 percent decrease from $173 million in the 2006 quarter.  Expenses were $121 million in the second quarter, compared with $125 million in the 2006 period.

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Brand Development/Unit Growth

In the second quarter, the company added 71 properties and 9,436 rooms to its system as follows: Hampton Inn, 32 hotels and 2,919 rooms; Hilton Garden Inn, 18 hotels and 2,359 rooms; Hilton, 8 hotels and 1,918 rooms; Doubletree, 7 hotels and 1,591  rooms; Homewood Suites by Hilton, 5 hotels and 493 rooms; Embassy Suites, 1 hotel and 156 rooms.

13 hotels and 2,088 rooms were removed from the system during the quarter.

During the second quarter, the company added new Hilton hotels in Dallas; New Orleans; Limerick, Ireland; Venice, Italy and Valencia, Spain.  The company added new Doubletree hotels in Milwaukee, Columbus, Boston, and Richmond.  Additionally, during the quarter, the company signed over 15 management agreements, including the Conrad Buenos Aires, Argentina scheduled to open in 2010, the Hilton Forbidden City, Beijing, China scheduled to open in 2008, and the Hilton Mina Al Arab, U.A.E., scheduled to open in 2010.

During the second quarter, the company announced four new agreements as follows:

•                  A strategic alliance with the Caribbean Property Development Group to develop approximately 15 franchised hotels in Central America and the Caribbean under the Hilton Garden Inn, Hampton by Hilton and Homewood Suites by Hilton brands over the next five years.

•                  A strategic development alliance with London and Regional Properties to develop approximately 25 franchised or managed hotels in Russia under the Conrad, Hilton, Doubletree by Hilton, Hilton Garden Inn and Hampton by Hilton brands over the next five years.

•                  A strategic development alliance with Shiva Hotels Limited to develop approximately 15 franchised or managed hotels in the U.K. and Ireland under the Hilton, Doubletree by Hilton, Hilton Garden Inn and Hampton by Hilton brands over the next five years.

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•                  A letter of understanding for a development alliance with Somerston Hotels U.K. Limited to develop approximately 25 franchised hotels in the U.K. under the Hampton by Hilton brand over the next five years.

At June 30, 2007, the Hilton worldwide system consisted of 2,896 properties and 490,438 rooms.

In July, the company received three highest-ranking awards in the J.D. Power and Associates 2007 North American Hotel Guest Satisfaction Index Study, outperforming all other hospitality companies within their respective segments.  Hilton Garden Inn received the highest ranking (for the sixth consecutive year) in the mid-scale full service segment.  Embassy Suites received the highest ranking (for the sixth time) in the upscale segment.  Homewood Suites by Hilton received the highest ranking (for the fifth time) in the extended-stay segment.

Matthew J. Hart, Hilton President & COO, said:  “Our operations continue to be very strong across the board.  Our brand management and development businesses are experiencing strong RevPAR gains and unit growth both domestically and internationally.  We are seeing significant RevPAR increases and improvement in margins across owned hotels, and our timeshare business continues to perform in-line with our expectations.  Our development pipeline is larger than it has ever been and our four new strategic agreements add further momentum to our growth.”

Asset Dispositions

During the second quarter, the company completed the sale of the Scandic chain for €833 million or approximately $1.1 billion as of the transaction date.  Additionally, during the second quarter the company sold the Hilton Washington for approximately $290 million.

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The company also announced that it entered into an agreement to sell up to 10 hotels in Continental Europe for €566 million or approximately $770 million.  Early in the third quarter, the company announced that it has completed the sale of eight of the ten hotels and expects to complete the sale of the remaining two by the end of the third quarter 2007.  The company will retain management agreements on nine of the ten hotels.

Corporate Finance

At June 30, 2007, Hilton had total debt of approximately $5.68 billion (net of approximately $499 million of debt and capital lease obligations resulting from the consolidation of certain joint venture entities and a managed hotel, which are non-recourse to Hilton), a reduction of nearly $1.4 billion during the quarter.   Of the $5.68 billion, approximately 42 percent is floating rate debt.  Total cash and equivalents (including restricted cash of approximately $376 million) were approximately $546 million at June 30, 2007.

The company’s average basic and diluted share counts for the second quarter were 390 million and 424 million, respectively.

Hilton’s effective tax rate for continuing operations in the second quarter 2007 was approximately 35 percent.

Total capital expenditures in the second quarter were approximately $194 million, including approximately $76 million expended for timeshare development.

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Six-month Results

For the six-month period ended June 30, 2007, Hilton reported net income of $260 million, compared to $248 million in the 2006 period.  Excluding non-recurring items in both periods, and assuming the Hilton International acquisition had occurred on January 1, 2006, diluted EPS totaled $.58 versus $.47 in the 2006 period.  Non-recurring items benefited the 2007 six-month period by $.05 per share.  The 2006 six-month period benefited from non-recurring items of $.09 per share.  Additionally, had the HI acquisition been completed on January 1, 2006 (actual acquisition date was February 23, 2006), 2006 six-month results would have been reduced by approximately $.05 per share due to the seasonally weak business environment in the first two months of the year.  Operating income for the six months was $573 million (consistent with the 2006 period) on revenue of $3.949 billion (compared with $3.446 billion in the 2006 period).  For the 2007 six-month period, when compared to the same period last year, total company Adjusted EBITDA increased 3 percent to $839 million.

2007 Outlook

The company’s prior guidance regarding the outlook for 2007 has been withdrawn and no new guidance is being issued due to the pending transaction.

Update on Blackstone Transaction

It is anticipated that the proposed acquisition of the company by BH Hotels LLC, an entity controlled by investment funds affiliated with the Blackstone Group L.P., will close during the fourth quarter 2007; completion is subject to the approval of Hilton’s shareholders, as well as other customary closing conditions.  Further details regarding the transaction can be found in the preliminary proxy statement that was filed with the Securities and Exchange Commission last week.  It is available via the SEC filings link in the investor relations section of www.hiltonworldwide.com.

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Stephen F. Bollenbach, Hilton co-chairman and chief executive officer, said: “The proposed sale of our company is proceeding on track with an anticipated closing in the fourth quarter of this year.  As we stated when we announced the deal, this transaction brings tremendous value to our shareholders and we look forward to bringing it to completion in the next several months.”

#  #  #

Note:  This press release contains “forward-looking statements” within the meaning of federal securities law, including statements concerning business strategies and their intended results, the proposed transaction with Blackstone and similar statements concerning anticipated future events and expectations that are not historical facts.  Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in Hilton’s filings with the Securities and Exchange Commission (SEC).  Specifically, Hilton makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in the Hilton SEC reports or periodic reports, the proposed transaction with Blackstone described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Hilton and others related to the merger agreement; failure to obtain stockholder approval or any other failure to satisfy other conditions required to complete the merger, including required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the failure to obtain the necessary debt financing arrangements set forth in a commitment letter received in connection with the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and the impact of the substantial indebtedness incurred to finance the consummation of the merger.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond Hilton’s ability to control or predict.  Hilton undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  Stockholders are urged to read the definitive proxy statement (and all amendments and supplements to it) and other materials that the Company may file with the SEC when they become available in their entirety, because they contain important information about the proposed transaction.  The final definitive proxy statement will be mailed to the Company’s stockholders.  Stockholders will be able to obtain free copies of the final definitive proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to:  Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, CA, 90210, Attention:  Atish Shah, Investor Relations (Tel:  1 310 205 8664, Email: atish_shah@hilton.com).

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Participants in the Solicitation

The Company’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on February 28, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 12, 2007.  Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

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HILTON HOTELS CORPORATION

Financial Highlights (Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2007	% Change	2006	2007	% Change
Revenue
Owned hotels	$678	$636	(6)%	$1,185	$1,207	2%
Leased hotels	476	530	11	665	985	48
Management and franchise fees	174	201	16	326	377	16
Timeshare and other income	217	181	(17)	428	345	(19)
	1,545	1,548	—	2,604	2,914	12
Other revenue from managed and franchised properties	460	537	17	842	1,035	23
	2,005	2,085	4	3,446	3,949	15
Expenses
Owned hotels	475	435	(8)	855	864	1
Leased hotels	415	459	11	584	872	49
Depreciation and amortization	113	106	(6)	198	219	11
Impairment loss and related costs	—	4	—	—	4	—
Other operating expenses	173	168	(3)	344	325	(6)
Corporate expense	43	51	19	87	97	11
	1,219	1,223	—	2,068	2,381	15
Other expenses from managed and franchised properties	457	534	17	833	1,026	23
	1,676	1,757	5	2,901	3,407	17

Operating income from unconsolidated affiliates	18	17	(6)	28	31	11

Operating income	347	345	(1)	573	573	—

Interest and dividend income	4	8	100	15	13	(13)
Interest expense	(139)	(102)	(27)	(235)	(218)	(7)
Net interest from unconsolidated affiliates and non-controlled interests	(13)	(13)	—	(22)	(25)	14
Net gain (loss) on foreign currency transactions	8	(6)	—	26	(14)	—
Net other gain (loss)	19	(24)	—	23	6	(74)
Loss from non-operating affiliates	(4)	(4)	—	(8)	(8)	—
Income before taxes and minority and non-controlled interests	222	204	(8)	372	327	(12)
Provision for income taxes	(90)	(71)	(21)	(140)	(114)	(19)
Minority and non-controlled interests, net	—	(2)	—	(2)	(4)	100
Income from continuing operations	132	131	(1)	230	209	(9)
Discontinued operations, net of tax	12	34	—	18	51	—
Net Income	$144	$165	15%	$248	$260	5%

Net income per share(1)
Basic Earnings Per Share
Continuing operations	$.34	$.34	—%	$.60	$.54	(10)%
Discontinued operations	.03	.09	—	.05	.13	—
	$.37	$.42	14%	$.65	$.67	3%
Diluted Earnings Per Share
Continuing operations	$.32	$.32	—%	$.56	$.51	(9)%
Discontinued operations	.03	.08	—	.04	.12	—
	$.35	$.40	14%	$.61	$.63	3%

Average shares - basic	385	390	1%	384	389	1%
Average shares - diluted	419	424	1%	418	424	1%

(1) EPS from the six month periods differs from the sum of quarterly EPS and the total reported EPS differs from the sum of EPS from continuing and discontinued operations due to the required methods of computing EPS.

HILTON HOTELS CORPORATION

Comparable Systemwide Statistics (1)

Brand Summary

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	2007	Change		2006	2007	Change

Hilton
Occupancy	75.2%	75.7%	0.5	pts	72.3%	72.6%	0.3	pts
Average Rate	$149.46	$164.08	9.8%		$146.73	$161.19	9.9%
RevPAR	$112.39	$124.13	10.4%		$106.05	$117.03	10.4%

Hilton Garden Inn
Occupancy	74.5%	75.9%	1.4	pts	71.2%	72.5%	1.3	pts
Average Rate	$114.45	$121.29	6.0%		$112.75	$119.45	5.9%
RevPAR	$85.26	$92.07	8.0%		$80.24	$86.61	7.9%

Doubletree
Occupancy	75.1%	75.8%	0.7	pts	71.7%	72.4%	0.7	pts
Average Rate	$119.86	$129.01	7.6%		$118.64	$127.89	7.8%
RevPAR	$90.00	$97.75	8.6%		$85.06	$92.53	8.8%

Embassy Suites
Occupancy	77.9%	77.8%	(0.1	) pts	75.7%	75.4%	(0.3	) pts
Average Rate	$141.21	$150.30	6.4%		$140.12	$149.63	6.8%
RevPAR	$110.07	$116.97	6.3%		$106.14	$112.84	6.3%

Homewood Suites
Occupancy	79.1%	79.7%	0.6	pts	76.1%	76.8%	0.7	pts
Average Rate	$110.39	$117.68	6.6%		$109.37	$116.75	6.7%
RevPAR	$87.28	$93.77	7.4%		$83.25	$89.67	7.7%

Hampton
Occupancy	76.6%	76.8%	0.2	pts	72.7%	73.0%	0.3	pts
Average Rate	$96.22	$103.24	7.3%		$95.18	$102.18	7.4%
RevPAR	$73.74	$79.32	7.6%		$69.23	$74.55	7.7%

Conrad
Occupancy	70.7%	72.5%	1.8	pts	68.4%	69.4%	1.0	pts
Average Rate	$176.21	$198.66	12.7%		$173.43	$196.23	13.1%
RevPAR	$124.50	$144.07	15.7%		$118.59	$136.12	14.8%

Other
Occupancy	80.8%	76.9%	(3.9	) pts	76.6%	73.8%	(2.8	) pts
Average Rate	$144.73	$169.82	17.3%		$133.44	$153.67	15.2%
RevPAR	$116.97	$130.57	11.6%		$102.27	$113.48	11.0%

Total
Occupancy	76.0%	76.4%	0.4	pts	72.8%	73.1%	0.3	pts
Average Rate	$125.52	$135.98	8.3%		$123.82	$134.24	8.4%
RevPAR	$95.38	$103.89	8.9%		$90.10	$98.14	8.9%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2006.  Includes hotels in the system as of June 30, 2007 which were in the system of HHC or HI since January 1, 2006.  Excludes data for HI franchise hotels and an owned hotel in New Orleans.

HILTON HOTELS CORPORATION

Comparable Systemwide Statistics (1)

Regional Summary

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	2007	Change		2006	2007	Change

North America (US & Canada)
Occupancy	76.3%	77.0%	0.7	pts	73.0%	73.4%	0.4	pts
Average Rate	$121.16	$129.54	6.9%		$119.78	$128.07	6.9%
RevPAR	$92.47	$99.69	7.8%		$87.41	$94.06	7.6%

United Kingdom & Ireland
Occupancy	79.1%	77.1%	(2.0	) pts	75.9%	73.8%	(2.1	) pts
Average Rate	$164.24	$190.20	15.8%		$158.89	$187.39	17.9%
RevPAR	$129.98	$146.73	12.9%		$120.60	$138.27	14.7%

Continental Europe
Occupancy	74.1%	73.0%	(1.1	) pts	67.1%	66.8%	(0.3	) pts
Average Rate	$173.05	$201.45	16.4%		$161.39	$187.57	16.2%
RevPAR	$128.21	$147.05	14.7%		$108.36	$125.24	15.6%

Africa
Occupancy	70.5%	71.1%	0.6	pts	68.4%	71.5%	3.1	pts
Average Rate	$139.16	$168.71	21.2%		$136.05	$159.11	16.9%
RevPAR	$98.14	$120.00	22.3%		$93.12	$113.79	22.2%

Middle East
Occupancy	71.9%	73.4%	1.5	pts	72.6%	73.1%	0.5	pts
Average Rate	$90.97	$99.67	9.6%		$100.11	$108.61	8.5%
RevPAR	$65.44	$73.20	11.9%		$72.69	$79.43	9.3%

Asia Pacific
Occupancy	75.0%	74.4%	(0.6	) pts	75.2%	75.8%	0.6	pts
Average Rate	$134.24	$149.56	11.4%		$135.73	$151.27	11.4%
RevPAR	$100.69	$111.21	10.4%		$102.05	$114.70	12.4%

Latin America & Caribbean
Occupancy	71.3%	71.5%	0.2	pts	72.1%	71.9%	(0.2	) pts
Average Rate	$126.13	$144.02	14.2%		$132.60	$150.80	13.7%
RevPAR	$89.91	$103.03	14.6%		$95.63	$108.45	13.4%

Total
Occupancy	76.0%	76.4%	0.4	pts	72.8%	73.1%	0.3	pts
Average Rate	$125.52	$135.98	8.3%		$123.82	$134.24	8.4%
RevPAR	$95.38	$103.89	8.9%		$90.10	$98.14	8.9%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2006.  Includes hotels in the system as of June 30, 2007 which were in the system of HHC or HI since January 1, 2006.  Excludes data for HI franchise hotels and an owned hotel in New Orleans.

HILTON HOTELS CORPORATION

Comparable Owned Statistics (1)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	2007	Change		2006	2007	Change
Worldwide - 53 Hotels
Hilton
Occupancy	78.3%	79.8%	1.5	pts	75.5%	75.9%	0.4	pts
Average Rate	$187.91	$202.69	7.9%		$183.95	$198.38	7.8%
RevPAR	$147.15	$161.73	9.9%		$138.94	$150.52	8.3%
All Other
Occupancy	77.0%	73.1%	(3.9	) pts	76.8%	75.6%	(1.2	) pts
Average Rate	$121.35	$136.49	12.5%		$118.74	$133.70	12.6%
RevPAR	$93.42	$99.78	6.8%		$91.17	$101.10	10.9%
Total
Occupancy	78.2%	79.2%	1.0	pts	75.6%	75.8%	0.2	pts
Average Rate	$181.84	$197.02	8.3%		$177.82	$192.40	8.2%
RevPAR	$142.17	$155.99	9.7%		$134.51	$145.93	8.5%

North America - 23 Hotels
Hilton
Occupancy	80.5%	82.9%	2.4	pts	78.1%	78.7%	0.6	pts
Average Rate	$205.03	$218.97	6.8%		$199.81	$213.34	6.8%
RevPAR	$165.09	$181.45	9.9%		$156.13	$167.86	7.5%
All Other
Occupancy	76.0%	75.6%	(0.4	) pts	75.6%	75.9%	0.3	pts
Average Rate	$135.12	$147.93	9.5%		$132.27	$147.46	11.5%
RevPAR	$102.71	$111.77	8.8%		$100.03	$111.93	11.9%
Total
Occupancy	80.0%	82.0%	2.0	pts	77.8%	78.4%	0.6	pts
Average Rate	$197.24	$211.29	7.1%		$192.11	$205.86	7.2%
RevPAR	$157.77	$173.28	9.8%		$149.55	$161.30	7.9%

International - 30 Hotels
Hilton
Occupancy	73.9%	73.7%	(0.2	) pts	70.3%	70.3%	—	pts
Average Rate	$150.81	$166.27	10.3%		$148.91	$165.06	10.8%
RevPAR	$111.46	$122.51	9.9%		$104.75	$116.01	10.7%
All Other
Occupancy	83.2%	57.3%	(25.9	) pts	84.2%	73.8%	(10.4	) pts
Average Rate	$40.33	$39.28	(2.6)%		$40.45	$42.47	5.0%
RevPAR	$33.57	$22.51	(32.9)%		$34.06	$31.33	(8.0)%
Total
Occupancy	74.3%	73.0%	(1.3	) pts	70.9%	70.4%	(0.5	) pts
Average Rate	$145.93	$162.35	11.3%		$143.84	$160.00	11.2%
RevPAR	$108.39	$118.57	9.4%		$101.97	$112.68	10.5%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2006.  Includes hotels owned as of June 30, 2007 which were owned by HHC or HI since January 1, 2006.  Excludes an owned hotel in New Orleans.

HILTON HOTELS CORPORATION
Comparable Leased Statistics (1)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2006	2007	Change		2006	2007	Change
Worldwide - 82 Hotels

Hilton
Occupancy	75.9%	75.0%	(0.9	) pts	72.6%	71.7%	(0.9	) pts
Average Rate	$160.82	$186.71	16.1%		$152.46	$178.48	17.1%
RevPAR	$122.11	$140.00	14.7%		$110.74	$127.95	15.5%

All Other
Occupancy	79.8%	79.1%	(0.7	) pts	75.6%	74.5%	(1.1	) pts
Average Rate	$129.37	$148.23	14.6%		$125.71	$145.03	15.4%
RevPAR	$103.22	$117.24	13.6%		$95.03	$108.00	13.6%

Total
Occupancy	76.3%	75.3%	(1.0	) pts	72.9%	71.9%	(1.0	) pts
Average Rate	$158.05	$183.32	16.0%		$150.12	$175.57	17.0%
RevPAR	$120.52	$138.09	14.6%		$109.41	$126.27	15.4%

(1) Statistics are presented pro forma as if the acquisition of Hilton International had occurred January 1, 2006.  Includes hotels leased as of June 30, 2007 which were leased by HHC or HI since January 1, 2006.

HILTON HOTELS CORPORATION

Supplementary Statistical Information

	June				Change to
	2006		2007		June 2006		December 2006
	Number of		Number of		Number of		Number of
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Hilton
Owned	54	30,339	46	25,226	(8)	(5,113)	(1)	(1,121)
Leased	77	23,122	78	23,264	1	142	—	(104)
Joint Venture	14	6,156	13	5,708	(1)	(448)	(1)	(448)
Managed	143	52,783	158	59,890	15	7,107	6	3,257
Franchised	203	58,442	214	61,928	11	3,486	7	1,827
	491	170,842	509	176,016	18	5,174	11	3,411
Hilton Garden Inn
Owned	1	162	1	162	—	—	—	—
Joint Venture	1	128	1	128	—	—	—	—
Managed	7	886	8	1,168	1	282	1	282
Franchised	270	37,198	317	43,625	47	6,427	24	3,132
	279	38,374	327	45,083	48	6,709	25	3,414
Doubletree
Owned	3	1,349	3	1,351	—	2	—	2
Leased	5	1,746	4	1,554	(1)	(192)	—	—
Joint Venture	14	4,306	7	1,958	(7)	(2,348)	(5)	(1,803)
Managed	26	7,146	30	8,633	4	1,487	3	1,146
Franchised	119	29,102	135	32,884	16	3,782	8	1,916
	167	43,649	179	46,380	12	2,731	6	1,261
Embassy Suites
Owned	3	664	2	444	(1)	(220)	(1)	(220)
Joint Venture	24	6,251	20	5,074	(4)	(1,177)	(3)	(714)
Managed	56	14,830	52	13,992	(4)	(838)	(4)	(926)
Franchised	98	22,247	111	25,634	13	3,387	8	1,832
	181	43,992	185	45,144	4	1,152	—	(28)
Homewood Suites
Owned	1	140	—	—	(1)	(140)	(1)	(140)
Managed	41	4,706	41	4,689	—	(17)	—	(17)
Franchised	132	14,434	160	17,406	28	2,972	10	1,111
	174	19,280	201	22,095	27	2,815	9	954
Hampton
Owned	1	133	1	133	—	—	—	—
Managed	35	4,607	23	2,927	(12)	(1,680)	(11)	(1,520)
Franchised	1,329	131,421	1,409	138,739	80	7,318	52	4,832
	1,365	136,161	1,433	141,799	68	5,638	41	3,312
Conrad
Joint Venture	3	1,399	3	1,399	—	—	—	—
Managed	13	3,903	11	3,592	(2)	(311)	(1)	(161)
	16	5,302	14	4,991	(2)	(311)	(1)	(161)
Other
Owned	2	630	1	324	(1)	(306)	—	—
Leased	3	1,069	2	532	(1)	(537)	—	—
Managed	8	3,288	10	4,130	2	842	—	(1)
Franchised	7	2,435	2	170	(5)	(2,265)	(2)	(855)
	20	7,422	15	5,156	(5)	(2,266)	(2)	(856)

Timeshare	40	4,878	33	3,774	(7)	(1,104)	(1)	34

Total
Owned	65	33,417	54	27,640	(11)	(5,777)	(3)	(1,479)
Leased	85	25,937	84	25,350	(1)	(587)	—	(104)
Joint Venture	56	18,240	44	14,267	(12)	(3,973)	(9)	(2,965)
Managed	329	92,149	333	99,021	4	6,872	(6)	2,060
Franchised	2,158	295,279	2,348	320,386	190	25,107	107	13,795
Timeshare	40	4,878	33	3,774	(7)	(1,104)	(1)	34
TOTAL PROPERTIES	2,733	469,900	2,896	490,438	163	20,538	88	11,341

HILTON HOTELS CORPORATION

Supplemental Financial Information (Unaudited)

Reconciliation of Adjusted EBITDA to EBITDA and Net Income

Historical Data

($ in millions)

	Three Months Ended
	June 30,
	2006			2007
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total	% Change
Adjusted EBITDA	$466	$23	$489	$463	$5	$468	(4)%
Proportionate share of depreciation and amortization of unconsolidated affiliates	(7)	—	(7)	(7)	—	(7)	—
Impairment loss and related costs	—	—	—	(4)	—	(4)	—
Operating interest and dividend income	(1)	—	(1)	(4)	—	(4)	—
Operating income of non-controlled interests	2	—	2	3	—	3	50
Net gain (loss) on foreign currency transactions	8	(5)	3	(6)	1	(5)	—
Net other gain (loss)	19	—	19	(24)	47	23	21
Loss from non-operating affiliates	(4)	—	(4)	(4)	—	(4)	—
Minority and non-controlled interests, net	—	—	—	(2)	—	(2)	—
EBITDA	483	18	501	415	53	468	(7)
Depreciation and amortization	(113)	(4)	(117)	(106)	—	(106)	(9)
Interest expense, net	(148)	—	(148)	(107)	—	(107)	(28)
Provision for income taxes	(90)	(2)	(92)	(71)	(19)	(90)	(2)
Net income	$132	$12	$144	$131	$34	$165	15%

	Six Months Ended
	June 30,
	2006			2007
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total	% Change
Adjusted EBITDA	$784	$33	$817	$809	$30	$839	3%
Proportionate share of depreciation and amortization of unconsolidated affiliates	(15)	—	(15)	(14)	—	(14)	(7)
Impairment loss and related costs	—	—	—	(4)	—	(4)	—
Operating interest and dividend income	(3)	—	(3)	(5)	—	(5)	67
Operating income of non-controlled interests	5	—	5	6	—	6	20
Net gain (loss) on foreign currency transactions	26	(6)	20	(14)	2	(12)	—
Net other gain (loss)	23	—	23	6	47	53	—
Loss from non-operating affiliates	(8)	—	(8)	(8)	—	(8)	—
Minority and non-controlled interests, net	(2)	—	(2)	(4)	—	(4)	100
EBITDA	810	27	837	772	79	851	2
Depreciation and amortization	(198)	(5)	(203)	(219)	(5)	(224)	10
Interest expense, net	(242)	—	(242)	(230)	—	(230)	(5)
Provision for income taxes	(140)	(4)	(144)	(114)	(23)	(137)	(5)
Net income	$230	$18	$248	$209	$51	$260	5%

HILTON HOTELS CORPORATION

Supplemental Financial Information (Unaudited)

Pro Forma Revenue and Expenses

($ in millions)

Owned Hotels

	Three Months Ended		% or		Six Months Ended		% or
	June 30,		basis point		June 30,		basis point
	2006	2007	Change		2006	2007	Change
Revenue
Total Owned Hotel Revenue	$681	$638			$1,189	$1,215
Discontinued operations	(3)	(2)			(4)	(8)
Continuing Operations	678	636			1,185	1,207
Less sold hotels and non-comparable	(137)	(48)			(235)	(108)
Less HI comparable, as reported	(140)	(153)			(193)	(288)
Pro Forma Comparable Owned - North America	401	435	8%		757	811	7%
Plus HI International comparable, net (1)	140	153	9%		262	288	10%
Pro Forma Comparable Owned - Worldwide	$541	$588	9%		$1,019	$1,099	8%
Expenses
Total Owned Hotel Expenses	$477	$437			$857	$870
Discontinued operations	(2)	(2)			(2)	(6)
Continuing Operations	475	435			855	864
Less sold hotels and non-comparable	(91)	(31)			(162)	(68)
Less HI comparable, as reported	(104)	(112)			(144)	(216)
Pro Forma Comparable Owned - North America	280	292	4%		549	580	6%
Plus HI International comparable, net (1)	104	112	8%		200	216	8%
Pro Forma Comparable Owned - Worldwide	$384	$404	5%		$749	$796	6%
Margins
Pro Forma Comparable Owned - North America	30.2%	32.9%	270	bps	27.5%	28.5%	100	bps
Pro Forma Comparable Owned - International	25.7%	26.8%	110	bps	23.7%	25.0%	130	bps
Pro Forma Comparable Owned - Worldwide	29.0%	31.3%	230	bps	26.5%	27.6%	110	bps

Leased Hotels

	Three Months Ended		% or		Six Months Ended		% or
	June 30,		basis point		June 30,		basis point
	2006	2007	Change		2006	2007	Change
Revenue
Total Leased Hotel Revenue	$671	$584			$937	$1,254
Discontinued operations	(195)	(54)			(272)	(269)
Continuing Operations	476	530			665	985
Less sold hotels and non-comparable	(17)	(16)			(25)	(30)
Less HI comparable, as reported	(434)	(487)			(590)	(903)
Plus HI International comparable, net (1)	434	487	12%		799	903	13%
Pro Forma Comparable Leased - Worldwide	$459	$514	12%		$849	$955	12%
Expenses
Total Leased Hotel Expenses	$572	$506			$802	$1,092
Discontinued operations	(157)	(47)			(218)	(220)
Continuing Operations	415	459			584	872
Less sold hotels and non-comparable	(14)	(15)			(20)	(28)
Less HI comparable, as reported	(379)	(421)			(521)	(799)
Plus HI International comparable, net (1)	379	421	11%		721	799	11%
Pro Forma Comparable Leased - Worldwide	$401	$444	11%		$764	$844	10%
Margins
Pro Forma Comparable Leased - Worldwide	12.6%	13.6%	100	bps	10.0%	11.6%	160	bps

Management and Franchise Fees

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2006	2007	Change	2006	2007	Change
Total Management and Franchise Fees	$175	$202		$327	$378
Discontinued operations	(1)	(1)		(1)	(1)
Continuing Operations	174	201		326	377
Less HI reported	(27)	(47)		(37)	(85)
Plus HI, net (1)	27	47	74%	51	85	67%
Pro Forma - Worldwide	$174	$201	16%	$340	$377	11%

(1) Pro forma for the entities acquired with Hilton International as if they had been acquired on January 1, 2006.  Excludes non-comparable hotels.

NON-GAAP FINANCIAL MEASURES

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures.  We believe that our presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures, are important supplemental measures of operating performance to investors.  The following discussion defines these terms and why we believe they are useful measures of our performance.

EBITDA and Adjusted EBITDA

Earnings before interest, taxes, depreciation and amortization (EBITDA) is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors.  Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items described below is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results.  We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA, however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting.  We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management.  Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions.  Adjusted EBITDA is also widely used by management in the annual budget process.  Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.  Adjusted EBITDA reflects EBITDA adjusted for the following items:

Gains and Losses on Asset Dispositions and Non-Recurring Items

We exclude from Adjusted EBITDA the effect of gains and losses on asset dispositions and non-recurring items, such as asset write-downs and impairment losses. We believe the inclusion of these items is not consistent with reflecting the on-going performance of our assets. Management believes it is useful to exclude gains and losses on asset dispositions as these amounts are not reflective of our operating performance or the performance of our assets and the amount of such items can vary dramatically from period to period.  The timing and selection of an asset for disposition is subject to a number of variables that are generally unrelated to our on-going operations.

Proportionate Share of Depreciation and Amortization of Unconsolidated Affiliates

Our consolidated results include the equity earnings from our unconsolidated affiliates after the deduction of our proportionate share of depreciation and amortization expense from unconsolidated affiliates.  We exclude our proportionate share of depreciation and amortization expense from unconsolidated affiliates from Adjusted EBITDA to provide a more accurate measure of our proportionate share of core operating results before investing activities and to provide consistency with the performance measure we use for our consolidated properties.

Operating Interest and Dividend Income

Interest and dividend income from investments related to operating activities is included in our calculation of Adjusted EBITDA.  We consider this income, primarily interest on notes receivable issued to properties we manage or franchise and dividend income from investments related to the development of our core businesses, to be a part of our core operating results.

Non-Controlled Interest

We exclude from Adjusted EBITDA the operating income, net interest expense, tax provision and non-controlled interest reported on our income statement to the extent we have no ownership interest.  These exclusions are shown in their respective lines on the Reconciliation of Adjusted EBITDA to EBITDA and Net Income.

Minority Interest, Net

We exclude the minority interest in the income or loss of our consolidated joint ventures because these amounts effectively include our minority partners’ proportionate share of depreciation, amortization, interest and taxes, which are excluded from EBITDA.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA and Adjusted EBITDA has certain limitations.   Our presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited.  Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA.  Each of these items should also be considered in the overall evaluation of our results.  Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity.  We compensate for these limitations by providing the relevant disclosure of our depreciation, interest and income tax expense, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures.  EBITDA and Adjusted EBITDA reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.